Exhibit 16.1

                    [LETTERHEAD OF D'ARELLI PRUZANSKY, P.A.]



November 15, 2016

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549-7561


Dear Sirs/Madames:

We have read Item 4.01 of Red Giant Entertainment, Inc. (the "Company") Form 8-K dated November 10, 2016, and we are in agreement with the statements relating only to D'Arelli Pruzansky, P.A. contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,


/s/ D'Arelli Pruzansky, P.A.
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